Exhibit 99.1

KV Pharmaceutical One Corporate Woods Drive Bridgeton, MO 63044	Contact: Michael Anderson 314-645-6600

FOR IMMEDIATE RELEASE

KV Pharmaceutical Reaches Agreement with

U.S. Department of Justice

St. Louis, MO—February 25, 2010 — KV Pharmaceutical Company (NYSE: KVa/KVb) (“the Company”) today announced that it has reached an agreement, subject to court approval, with the United States Attorney for the Eastern District of Missouri and the Office of Consumer Litigation of the United States Department of Justice to resolve an investigation regarding certain activities of ETHEX Corporation, its generic pharmaceutical marketing and distribution subsidiary, which occurred in 2008. Under the terms of the settlement, ETHEX will plead guilty to criminal charges, and will be required to pay a fine and restitution of $25.8 million. ETHEX also will not contest an administrative forfeiture of $1.8 million.

“This settlement marks an important milestone in our efforts to restore normalized business operations at KV, regain full regulatory and legal compliance and set KV on a new path moving forward,” said David Van Vliet, interim CEO of KV Pharmaceutical. “Management and the Board have been working diligently to address this issue and we are looking forward to having this matter resolved. Looking ahead, we remain focused on working alongside the FDA in accordance with our consent decree and demonstrating cGMP compliance so we can resume manufacturing and return our products to market.”

Terry Hatfield, Chairman of the Board of Directors stated “David Van Vliet and his management team assumed leadership of KV under difficult circumstances and during a critical period for the Company. The Board recognizes the commitment and focus David and his team have demonstrated as KV works towards rectifying prior regulatory and compliance issues and returning the Company to market.”

Under the terms of the settlement, ETHEX’s payment of $25.8 million includes $2.3 million in restitution to the federal government. The amounts would be paid through a pre-determined schedule running through July 2012. ETHEX will plead guilty to two felony counts of failure in 2008 to file Field Alerts for the drugs Dextroamphetamine and Propafenone. In light of the plea and likely exclusion of ETHEX from government programs, the company has determined to cease operations of ETHEX.

Because pharmaceutical manufacturing is conducted by the parent company, KV, this settlement, if accepted by the court, would not restrict KV from a return to manufacturing its generic pharmaceutical products upon regaining compliance with cGMP in accordance with the Company’s consent decree with the Food and Drug Administration (FDA). KV will also retain all related intellectual property, including all New Drug Applications (NDA’s) for brand drugs and Abbreviated New Drug Applications (ANDA’s) for generic drugs and the ability to conduct marketing and distribution of all of its previously approved products.

About KV Pharmaceutical Company

KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets, and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products.

For further information about KV Pharmaceutical Company, please visit the Company’s corporate Web site at www.kvpharmaceutical.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and which may be based on or include assumptions concerning the operations, future results and prospects of the Company. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about product development, product launches, regulatory approvals, governmental and regulatory actions and proceedings, market position, acquisitions, sale of assets, revenues, expenditures, resumption of manufacturing and distribution of products and the impact of the recall and suspension of shipments on revenues, and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, the Company provides the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following:

(1)	the ability to continue as a going concern;
(2)	difficulties and uncertainties with respect to obtaining additional capital;
(3)	the consent decree between the Company and the U.S. Food and Drug Administration (the “FDA”) and the Company’s suspension of the production and shipment of all of the products that the Company manufactures and the related nationwide recall affecting all of the products that the Company manufactures, as well as the related material adverse effect on the Company’s revenue, assets and liquidity and capital resources, all as more fully described in the Company’s Form 8-K filed with the SEC on January 26, 2009, the Company’s Form 8-K filed with the SEC on February 26, 2009, the Company’s Form 8-K filed with the SEC on March 3, 2009, the Company’s Form 8-K filed with the SEC on April 30, 2009, the Company’s Form 8-K filed with the SEC on July 24, 2009 and the Company’s Form 8-K filed with the SEC on November 12, 2009;
(4)	the plea agreement between the Company and the U.S. Department of Justice and the Company’s obligations in connection therewith, as well as the related material adverse effect, if any, on the Company’s revenue, assets and liquidity and capital resources;
(5)	changes in the current and future business environment, including interest rates and capital and consumer spending;
(6)	the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized;
(7)	the possibility of not obtaining FDA approvals or delay in obtaining FDA approvals;
(8)	acceptance of and demand for the Company’s new pharmaceutical products;
(9)	the introduction and impact of competitive products and pricing, including as a result of so-called authorized-generic drugs;
(10)	new product development and launch, including the possibility that any product launch may be delayed;
(11)	reliance on key strategic alliances;
(12)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing arrangements with third parties;
(13)	the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations;
(14)	fluctuations in revenues;
(15)	the difficulty of predicting international regulatory approvals, including timing;
(16)	the difficulty of predicting the pattern of inventory movements by the Company’s customers;
(17)	the impact of competitive response to the Company’s sales, marketing and strategic efforts, including the introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries;
(18)	risks that the Company may not ultimately prevail in litigation, including challenges to the Company’s intellectual property rights by actual or potential competitors or to the Company’s ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries, including without limitation the litigation and claims referred to in Note 16 of the Notes to the Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and under the heading “Certain Other Matters” in the Company’s Form 8-K filed with the SEC on April 30, 2009;
(19)	the possibility that the Company’s current estimates of the financial effect of certain announced product recalls could prove to be incorrect;
(20)	whether any product recalls or product introductions result in litigation, agency action or material damages;

(21)	the satisfaction or waiver of the terms and conditions for the acquisition of the full U.S. and worldwide rights to Gestiva™ set forth in the previously disclosed Gestiva™ acquisition agreement, as amended;
(22)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals, all as more fully described in the Company’s Form 8-K filed with the SEC on January 26, 2009, the Company’s Form 8-K filed with the SEC on February 26, 2009, the Company’s Form 8-K filed with the SEC on April 30, 2009, as well as certain other of the Company’s SEC filings;
(23)	the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability or securities litigation;
(24)	the informal inquiry initiated by the SEC and any related or additional governmental investigative or enforcement proceedings, including actions by the FDA and the U.S. Department of Justice, as more fully described in the Company’s Form 8-K filed with the SEC on January 26, 2009, the Company’s Form 8-K filed with the SEC on February 26, 2009, the Company’s Form 8-K filed with the SEC on April 30, 2009, the Company’s Form 8-K filed with the SEC on July 24, 2009, the Company’s Form 8-K filed with the SEC on November 12, 2009 and the Company’s Form 8-K filed with the SEC on February 25, 2010;
(25)	delays in returning, or failure to return, certain or many of the Company’s approved products to market, including loss of market share as a result of the suspension of shipments, and related costs;
(26)	the ability to sell or license certain assets, and the terms of such transactions;
(27)	the possibility that default on one type or class of the Company’s indebtedness could result in cross default under, and the acceleration of, the Company’s other indebtedness;
(28)	the possibility that the failure to timely file the Company’s Annual Report on Form 10-K for fiscal year 2009 with the SEC could result in the delisting of the Company’s securities by the New York Stock Exchange; and
(29)	the risks detailed from time to time in the Company’s filings with the SEC.

This discussion is not exhaustive, but is designed to highlight important factors that may impact the Company’s forward-looking statements.

Because the factors referred to above, as well as the statements included elsewhere in this press release, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the Company or on the Company’s behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under the caption “Item 1A—Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008, as supplemented by the Company’s subsequent SEC filings. Further, any forward-looking statement speaks only as of the date on which it is made and the Company is under no obligation to update any of the forward-looking statements after the date of this press release. New factors emerge from time to time, and it is not possible for the Company to predict which factors will arise, when they will arise and/or their effects. In addition, the Company cannot assess the impact of each factor on the Company’s future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.